Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Radio One, Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i)
the accompanying Annual Report on Form 10-K/A of the Company for the year ended December 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 30, 2009

By:	/s/ Alfred C. Liggins, III

Name: Alfred C. Liggins, III
Title: President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Radio One, Inc. and will be retained by Radio One, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.